AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT

      THIS AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT, is made this 31st day of March, 2005, by and between 1mage Software, Inc. (the "Borrower"), a Colorado corporation, and DEMALE, LLC ("Lender"), a Colorado limited liability company.

                                    RECITALS

A. WHEREAS, pursuant to a Revolving Credit Loan Agreement dated April 1, 2003 (the "Agreement"), Borrower agreed to borrow sums from time to time up to an aggregate amount of Three Hundred Thousand Dollars ($300,000) from Lender in the form of a revolving line of credit; and

      B. WHEREAS, the loans under the Agreement are evidenced by a Revolving Credit Master Note dated April 1, 2003 (the "Note");

      C. WHEREAS, the Lender has agreed to increase the amount of the revolving line of credit to Five Hundred Thousand Dollars ($500,000) and to extend the term of the Agreement and the Note until June 30, 2007; and

      D. WHEREAS, the Lender has agreed to revise the conversion ratio for the outstanding balance of the Note;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

      1. Amendments to Section 1--Terms of Revolving Credit. Subject to the terms and conditions of this Agreement, Lender and Borrower agree that Section 1 and Section 1.a. of the Agreement are amended to provide that the Revolving Credit will be in the maximum amount of Five Hundred Thousand Dollars ($500,000) and that the Repayment Date shall end on the earlier to occur of June 30, 2007 or another date which is mutually agreed upon by the Lender and the Borrower.

      2.    Amendment  to  Section  3--Promise  to Pay  and  Conversion  Rights.
Section 3 of the Agreement is amended to provide that the date of termination of the Agreement and right to convert in such Section shall occur on June 30, 2007 or another date which is mutually agreed upon by the Lender and the Borrower, and that the Lender may elect to convert all or any portion of the unpaid principal and interest owed under the Agreement and the Note into shares of the Company's common stock at a conversion price equal to the lesser of (a) $0.14 per share or (b) 80% of the Fair Market Value on the date that Lender's written notice of such conversion is received by Borrower.

      3. Revision to Section 8--Borrower's Covenants. Section 3.b.(1) of the Agreement is revised to acknowledge that the Borrower's primary bank line of credit, to which the Note is expressly subordinated, is currently with U.S. Bancorp.

      4.    Miscellaneous

            a. No Waiver. No failure or delay of any party hereto to exercise any right given to it hereunder, or to insist on strict compliance with any provision hereunder, shall constitute a waiver of such provision or of any other provision hereof, or a waiver of any breach, and no waiver of any provision or breach of any provision shall constitute a waiver of any other provision or breach or of any subsequent breach of the same provision. No waiver shall be effective unless in writing and signed by the party having the right to waive such provision.

            b.    Survival.  All  covenants,  agreements,   representations  and
warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of this Amendment to Revolving Credit Loan Agreement ("Amendment") and shall continue in full force and effect so long as any of the amounts due hereunder are outstanding and unpaid.

            c. Entire Agreement; Modification. This Amendment and the Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of this Amendment shall be binding on the parties unless made in writing and duly executed by all parties. There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

            d. Binding Effect; Assignability. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            e. Headings. The section and other headings in this Amendment are for reference only and shall not limit or otherwise affect any of the terms hereof.

            f. Further Assurances and Corrective Instruments. The parties hereto agree to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the parties hereto shall request in order to fulfill the intent of this Amendment and the transactions contemplated hereby.

            g. Severability. Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

            h. Governing Law. This Amendment is made in and shall be governed by and construed and interpreted in accordance with this laws of the State of Colorado.

            i. Effect. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall govern and control. Except as specifically provided in Sections 1, 2 and 3 hereof, all of the terms of the Agreement remain in full force and effect. As amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and affirmed by the parties hereto.


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

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Revolving Credit Loan Agreement under seal, with the intention of making it a sealed instrument, as of the day and year first above written.


BORROWER:

1MAGE SOFTWARE, INC.


By: /s/ David R. DeYoung
    -----------------------------------
        David R. DeYoung, President/CEO


LENDER:

DEMALE, LLC

By: /s/ Spencer Lehman
    ------------------------------
         Spencer Lehman, Manager


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